Exhibit 4.4

         AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of January 1, 1998 by and among Fine Host Corporation, a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 3 Greenwich Office Park, Greenwich, CT 06831 (the "Company"), The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at 101 Barclay Street, New York, NY 10286 (the "Resigning Trustee") and Marine Midland Bank, a banking corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at 140 Broadway, New York, NY 10005-1180 (the "Successor Trustee").

                                    RECITALS:

         WHEREAS, there was originally authorized and issued $175,000,000 aggregate principal amount of the Company's 5% Convertible Subordinated Notes due 2004 under an Indenture dated as of October 27, 1997 by and between the Company and the Resigning Trustee (said Notes are hereinafter referred to as "Securities" and said Indenture is hereinafter referred to as the "Indenture");
         WHEREAS, Section 7.8 of the Indenture provides that the Trustee may at any time resign by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;
         WHEREAS, Section 7.8 of the Indenture provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;
         WHEREAS, Section 7.8 of the Indenture provides that any successor Trustee appointed in accord ance with the Indenture shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the predecessor Trustee;
         WHEREAS, the Resigning Trustee was appointed Registrar and Paying Agent by the Company;
         WHEREAS, the Company desires to appoint Successor Trustee as Trustee, Registrar and Paying Agent to succeed Resigning Trustee under the Indenture; and
         WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, Registrar and Paying Agent under the Indenture;
         NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE
         SECTION I. Pursuant to Section 7.8 of the Indenture, Resigning Trustee hereby notifies the Company that Resigning Trustee is hereby resigning as Trustee, Registrar and Paying Agent under the Indenture.
         SECTION II. Resigning Trustee hereby represents and warrants to Successor Trustee that:
         (a) No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best of the knowledge of the Responsible Officers of Resigning Trustee's Corporate Trust Group, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.
         (b) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers assigned to Resigning Trustee's Corporate Trust Group, threatened against Resigning Trustee before any court or any governmental authority arising out of any action or omission by Resigning Trustee as Trustee under the Indenture.
         (c) As of the effective date of this Agreement, Resigning Trustee will hold no property under the Indenture.
         (d) Pursuant to Section 2.2 of the Indenture, Resigning Trustee duly authenticated and delivered, on October 27, 1997, $175,000,000 aggregate principal amount of Securities, all of which are outstanding as of the effective date hereof.
         (e) Each person who so authenticated the Securities was duly elected, qualified and acting as an officer of Resigning
                  Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person's genuine signature.
         (f) This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation.
         (g) To the best of the knowledge of the responsible Officers of the Resigning Trustee's Corporate Trust Group, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 6.1 of the Indenture.
         SECTION III. Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in
Successor Trustee all the rights, trusts and powers hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Paying Agent and Registrar.
         SECTION IV. Resigning Trustee shall deliver to Successor Trustee, as of or immediately after the effective date hereof, all of the documents listed on Exhibit A hereto.


                                   ARTICLE TWO
                                   THE COMPANY

         SECTION V. The Company hereby accepts the resignation of Resigning Trustee as Trustee, Registrar and Paying Agent under the Indenture.
         SECTION VI.  [Reserved]
         SECTION VII. The Company hereby appoints Successor Trustee as Trustee, Registrar and Paying Agent under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, duties and obligations of Resigning Trustee under the Indenture with like effect as if originally named as Trustee in the Indenture.
         SECTION VIII. Promptly after the effective date of this Agreement, the Successor Trustee shall cause a notice, substantially in the form of Exhibit B annexed hereto, to be sent to each Holder of the Securities in accordance with the provisions of Section 7.8 of the Indenture.
         SECTION IX. The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:

         (a)      The Company is a corporation duly and  validly  organized  and existing pursuant to the laws of the State of Delaware.
         (b)      This  Agreement  has  been  duly   authorized,   executed  and
                  delivered on behalf of Company and constitutes its legal, valid and binding obligation.
         (c) All conditions precedent relating to the appointment of Marine Midland Bank as successor Trustee under the Indenture have been complied with by the Company.

                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

         SECTION X. Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:
         (a)      Successor Trustee is not disqualified under the provisions of
                  Section 7.10 and is eligible under the provisions of Section
                  7.10 of the Indenture to act as Trustee under the Indenture.
         (b) This Agreement has been duly authorized,executed and delivered on behalf of Successor Trustee and constitutes its legal,valid and binding obligation.
         SECTION XI. Successor Trustee hereby accepts its appointment as successor Trustee, Registrar and Paying Agent under the Indenture and accepts the rights, powers, duties and obligations of Resigning Trustee as Trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture.
         SECTION XII. References in the Indenture to "Corporate Trust Office" or other similar terms shall be deemed to refer to the Corporate Trust Office of Successor Trustee at 140 Broadway, New York, NY 10005-1180 or any other office of Successor Trustee at which, at any particular time, its corporate trust business shall be administered.

                                  ARTICLE FOUR
                                  MISCELLANEOUS
         SECTION XIII. Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meaning assigned to them in the Indenture.
         SECTION XIV. This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on January , 1998.
         SECTION XV. Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee under Section 7.7 of the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Resigning Trustee in accordance with the provisions of the Indenture. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of Section 7.7 of the Indenture. The Company acknowledges its obligation set forth in Section 7.7 of the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability and expense incurred without negligence or bad faith on the part of the Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture (which obligation shall survive the execution hereof).
         SECTION XVI. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
         SECTION XVII. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION XVIII. The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed counterpart of this Agreement and the effectiveness thereof.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and as of the date first written above.


                                                      Fine Host Corporation

                                        By:________________________
                                        Name:
                                        Title:



                                        The Bank of New York
                                        Resigning Trustee

                                        By:___________________________
                                        Name:
                                        Title:


                                        Marine Midland Bank
                                        Successor Trustee

                                        By:________________________
                                        Name:
                                        Title:

                                    EXHIBIT A




                 Documents to be delivered to Successor Trustee

1.       Executed copy of Indenture dated as of October 27, 1997


2.       File of Closing Documents

3. Copies of the most recent of each of the SEC reports delivered by the Company pursuant to Section 4.7 of the Indenture, if any.

4.       A copy of the most recent Compliance  Certificate delivered pursuant to
Section 4.6 of   the Indenture, if any.

5. Copies of any official notices sent by the Trustee to all the Holders of the Notes pursuant to the terms of the Indenture during the past twelve months and a copy of the most recent Trustee's Annual Report to Holders, if any.

                                    EXHIBIT B

                                [MMB LETTERHEAD]

                                     NOTICE

To the Holders of
Fine Host Corporation
5% Convertible Subordinated Notes due 2004


NOTICE IS HEREBY GIVEN, pursuant to Section 7.8 of the Indenture dated as of October 27, 1997 by and between Fine Host Corporation (the "Company") and The Bank of New York, as Trustee, that The Bank of New York has resigned as Trustee under the Indenture.

Pursuant to Section 7.8 of the Indenture, Marine Midland Bank, a corporation duly organized and existing under the laws of the State of New York, has accepted appointment as Trustee under the Indenture. The address of the Corporate Trust Office of Marine Midland Bank is 140 Broadway, New York, NY 10005-1180.

The Bank of New York resignation as Trustee and Marine Midland Bank appointment as successor Trustee were effective as of the opening of business on January , 1998.



Dated:  New York, New York

          January   ___, 1998


                                                    Very truly yours,


                                                    Marine Midland Bank


                                                    By:______________________
                                                       Name:
                                                       Title: